Exhibit (n.2)

Appendix A

Rule 18f-3 Multi-Class Plan
Frontier Funds, Inc.

Frontier MFG Global Equity Fund

Institutional Class

Service Class

Frontier MFG Global Plus Fund

Institutional Class

Class Y

Service Class

Frontier MFG Core Infrastructure Fund

Institutional Class

Service Class

Frontier MFG Select Infrastructure Fund

Institutional Class

Service Class

Frontier MFG Global Sustainable Fund

Institutional Class

Service Class

Frontier Phocas Small Cap Value Fund

Institutional Class

Service Class

Frontier HyperiUS Global Equity Fund

Institutional Class

Service Class

Frontier Caravan Emerging Markets Fund

Institutional Class

Service Class

Appendix A amended:  August 26, 2019